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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                      __________

                                      FORM  8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 20, 1997
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                          Choices Entertainment Corporation
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                  (Exact Name of Registrant as Specified in Charter)


      Delaware                          0-17001               52-1529536
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(State or Other Jurisdiction        (Commission              (IRS Employer
      Of Incorporation)              File Number)           Identification No.)


1930 E. Marlton Pike, Cherry Hill, NJ                               08003
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   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (609) 751-4148
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

    As previously reported, Choices Entertainment Corporation (the "Company") was a defendant in a lawsuit filed against it on April 9, 1996, in the Superior Court of California, County of Los Angeles, entitled Gary N. Gibbs, et al. v. Choices Entertainment Corporation, et al., No. BC147815, in which it was alleged that the Company made false and misleading statements in public communications and in reports filed with the Securities and Exchange Commission. Also named as defendants in the lawsuit were the members of the then Board of Directors, a former director and certain others. Plaintiffs sought monetary damages in the amount of $303,470, plus attorney's fees, costs of suit and such other relief as the court deemed just.

    A settlement of the lawsuit was concluded on November 20, 1997, without any admission of fault, liability or wrongdoing, pursuant to which the Company paid plaintiffs $87,000, and plaintiffs released the Company and the other defendants and dismissed the lawsuit with prejudice as to all defendants.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHOICES ENTERTAINMENT CORPORATION
                                                        (Registrant)


Date: December 1, 1997                         By:/s/ Ronald W. Martignoni
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                                                       Ronald W. Martignoni
                                                       Chief Executive Officer




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